      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1997
                                                         REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ----------------------

                          TARGETED GENETICS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          WASHINGTON                                   91-1549568
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)


                            1100 OLIVE WAY, SUITE 100
                            SEATTLE, WASHINGTON 98101
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES (ZIP CODE))

                          TARGETED GENETICS CORPORATION
                 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                            (FULL TITLE OF THE PLAN)

                           --------------------------

                                H. STEWART PARKER
                             CHIEF EXECUTIVE OFFICER
                          TARGETED GENETICS CORPORATION
                            1100 OLIVE WAY, SUITE 100
                            SEATTLE, WASHINGTON 98101
                                 (206) 623-7612
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------

                                    COPY TO:

                                STEPHEN M. GRAHAM
                                  PERKINS COIE
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 583-8463

                             ----------------------

                                       CALCULATION OF REGISTRATION FEE
---------------------------- -------------- ------------------------ -------------------------- ------------------
    TITLE OF SECURITIES      AMOUNT TO BE      PROPOSED MAXIMUM          PROPOSED MAXIMUM            AMOUNT OF
     TO BE REGISTERED         REGISTERED      OFFERING PRICE PER     AGGREGATE OFFERING PRICE     REGISTRATION FEE
                                  (1)              SHARE (2)
---------------------------- -------------- ------------------------ -------------------------- ------------------
Common Stock, par value
$.01 per share                  180,000                 $3.00                   $540,000                 $163.62
---------------------------- -------------- ------------------------ -------------------------- ------------------


(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to such nonemployee director benefit plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The price per share is estimated to be $3.00, based on the average of the high sales price ($3-1/8) and the low sales price ($2-7/8) for the Registrant's common stock in the over-the-counter market on May 28, 1997, as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission (the "Commission"), on March 17, 1997, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

                  (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and filed with the Commission on May 9, 1997; and

                  (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on April 26, 1994, under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liability arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Amended and Restated Bylaws provide for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

         Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self dealing or illegal corporate loans or distributions, or any transaction from which the director personally received a benefit in money, property or services to which the director is not legally entitled. Article 11 of the Registrant's Amended and Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

         The Registrant has entered into an Indemnification Agreement with each of the Registrant's executive officers and directors in which the Registrant agrees to hold harmless and indemnify the officer or director to the fullest extent permitted by Washington law. Under these Indemnification Agreements, the officer or director is not indemnified for any action, suit, claim or proceeding instituted by or at the direction of the officer or director unless such action, suit, claim or proceeding is or was authorized by the Registrant's Board of Directors or unless the action is to enforce the provisions of the Indemnification Agreement.

         No indemnity pursuant to the Indemnification Agreements shall be provided by the Registrant on account of any suit in which a final, unappealable judgment is rendered against an executive officer or director for an accounting of profits made from the purchase or sale by the executive officer or director of securities of the Registrant in violation of the provisions of Section 16(b) of the Exchange Act, and amendments thereto, or for damages that have been paid directly to the executive officer or director by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Registrant.

ITEM 8.  EXHIBITS

   Exhibit Number                           Description
---------------------     ------------------------------------------------------
          5.1             Opinion of counsel regarding legality of the Common
                          Stock being registered

         23.1             Consent of Ernst & Young LLP (see page II-6)

         24.1             Power of Attorney (see Signature Page)

         99.1             Targeted Genetics Corporation Stock Option Plan for
                          Nonemployee Directors

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, state of Washington, on May 28, 1997.

                                        TARGETED GENETICS CORPORATION

                                     By:      /S/ H. Stewart Parker
                                        ---------------------------------------
                                                 H. Stewart Parker
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints H. Stewart Parker and James A. Johnson, or either of them, his or her attorneys-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 28, 1997.

        SIGNATURE                                       TITLE

                                      President, Chief Executive Officer and
 /S/ H. Stewart Parker                  Director (Principal Executive Officer)
---------------------------
  /S/ H. Stewart Parker
                                     Vice President, Finance and Chief Financial
  /S/ James A. Johnson                    Officer,Treasurer and Secretary
---------------------------         (Principal Financial and Accounting Officer)
     James A. Johnson

    /S/ Jack L. Bowman
---------------------------                     Director
      Jack L. Bowman

   /S/Jeremy Curnock Cook
---------------------------                     Director
   Jeremy Curnock Cook

    /S/ Stephen A. Duzan
---------------------------                     Director
     Stephen A. Duzan

    /S/ James D. Grant
---------------------------                     Director
      James D. Grant

   /S/ Donald E. O'Neill
---------------------------                     Director
    Donald E. O'Neill

    /S/ Mark Richmond
---------------------------                     Director
      Mark Richmond

  /S/  Martin P. Sutter
---------------------------                     Director
     Martin P. Sutter

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Targeted Genetics Corporation Stock Option Plan for Nonemployee Directors of our report dated February 7, 1997 with respect to the consolidated financial statements Targeted Genetics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                               ERNST & YOUNG, LLP


Seattle, Washington
May 29, 1997

                                INDEX TO EXHIBITS

 Exhibit Number                    Description
-------------------     --------------------------------------------------------
          5.1             Opinion of counsel regarding legality of the Common
                          Stock being registered

         23.1             Consent of Ernst & Young LLP (see page II-5)

         24.1             Power of Attorney (see Signature Page)

         99.1             Targeted Genetics Corporation Stock Option Plan for
                          Nonemployee Directors
